July 29, 2008

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:  Maui General Store, Inc.

File Ref. No. 0-25319

We have read the statements of Maui General Store, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated July 28, 2008 and agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A.

Webb & Company, P.A.

Certified Public Accountants